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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

GENERATION INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	401 East Jackson Street, Suite 3300 Tampa, Florida	33602
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813)-448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of Generation Income Properties, Inc., (the “Company”) was held at 4:00 PM EST on December 19, 2025, at 100 North Tampa Street, Suite 2700, Tampa, Florida 33602. At the 2025 Annual Meeting, the Company’s stockholders (i) elected David Sobelman, Benjamin Adams, Gena Cheng, Stuart Eisenberg, Patrick Quilty, and Richard Russell to serve as members of the board of directors of the Company until the 2026 Annual Meeting of Stockholders; and (ii) ratified the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for fiscal year 2025.

The proposals below are described in detail in the Company’s definitive proxy statement dated November 7, 2025. The voting results for each proposal were as follows:

Proposal 1 – Election of Directors:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
David Sobelman	1,184,575	531,119	42,978	1,239,184
Benjamin Adams	964,169	772,477	22,026	1,239,184
Gena Cheng	960,025	776,549	22,098	1,239,184
Stuart Eisenberg	1,163,890	572,703	22,079	1,239,184
Patrick Quilty	1,126,597	610,162	21,913	1,239,184
Richard Russell	1,426,102	310,563	22,007	1,239,184

Proposal 2 – Ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for fiscal year 2025:

FOR	AGAINST	ABSTAIN
2,706,509	65,614	225,733

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date: December 29, 2025	By:	/s/ Ron Cook
Ron Cook
VP Finance & Accounting